UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2024

Commission File Number:  000-52047

AUTHENTIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter.)

Nevada	11-3746201
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 Division Street

Somerset NJ 08873

 (Address of principal executive offices)

(732) 695-4389

(Registrant's Telephone number)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – OTHER EVENTS

Item 8.01 other events

On November 21, 2024, Authentic Holdings, Inc. (the “Company”) received a valuation report from IXA Advisors on  the Company’s purchase of Maybacks Global Entertainment LLC (“Maybacks”) on April 26, 2023, and license agreement with Goliath Motion Picture Productions (“Goliath”) on June 20, 2023, together the “Strategic Transaction” (the “Maybacks Purchase” and the “Goliath License”).

On September 17, 2024, the Company retained IXA Advisors to perform a fair value analysis, under accounting standard ASC805 or similar, of the Company’s Strategic Transaction. As a result, IXA Advisors analyzed the financial statements and supporting exhibits of the entities and assets and prepared a report to enable users of the Company’s financial statements to evaluate the nature and financial effect of the combined Strategic Transaction on the Company.

On April 26, 2023, the Company entered into a Membership Interest Purchase Agreement with Maybacks, and the members of Maybacks. As a result of the transaction, Maybacks became a wholly owned subsidiary of the Company. Maybacks is a 27-channel network at the time of the purchase (now 43 channels) whose programming is carried by Roku, Direct TV, Local Now and many other platforms giving it an FCC reach of over 450,000,000 worldwide. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 100,000 shares of the Company’s newly created Series C Preferred Stock were issued to the holders of Maybacks in exchange for their membership interests of Maybacks.

On June 20, 2023, the Company closed a License Agreement with Goliath. On the Closing Date, the Company licensed various full-length motion pictures and serial television shows for a period of 10 years. In exchange for the license, the Company issued to the Seller 100,000 shares of the Company’s Series D Preferred Stock, par value $0.001 with stated value of $50 per share ($5,000,000).

Because Maybacks’ assets are highly concentrated in one technology platform, ASC805 requires the transaction to be treated as an asset purchase rather than a business acquisition. Additionally, at the time of the purchase, Maybacks had minimal employees, minimal liquidity, and limited sales/marketing with live customers (i.e., inputs) allowing it to perform an acquired process critical to generating revenues, further substantiating that the Maybacks transaction should be treated as an asset purchase under ASC806.

After reviewing the final agreements, performing a discounted cash flow (DCF) valuation, analyzing peer acquisition valuations, reviewing the financial statements and projections of Maybacks and Goliath, examining SEC filings of the Company, and interviewing management, IXA Advisors rendered its opinion. Using the valuation framework of ASC805, based on the $5,000,000 the Company paid for Maybacks/Goliath, IXA Advisors calculated the fair value for the Strategic Transaction at a range of $14,275,574 to $15,288,171 with an average of $14,781,873. Also, IXA Advisors noted that Strategic Transaction was in the best interests of the Company’s shareholders and any and all other stakeholders as it positioned the Company to enter the high growth streaming market.

IXA Advisors does not purport to be a guarantor of value. Valuation of assets is an imprecise science, with value being a question of fact and judgment, and reasonable persons can differ in their estimates of value. The conclusion reached by IXA Advisors has been qualified by the valuation firm on a number of levels. The firm emphasizes that its valuation is based on a limited scope initial exercise, it includes a number of high-level assumptions, and it is currently derived from potential future revenues. Estimates and forecasts for such future income streams are clearly subject to a great deal of uncertainty and risk, with regard to both consumer factors (level of demand/pricing) as well as technological factors such as potential new developments, obsolescence etc. One should note that there are usually differences between forecast and actual results, because events and circumstances frequently do not occur as expected and these differences may be material.

The above summary of IXA Advisors’ report is qualified in its entirely by reference to the full report, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

2

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	IXA Advisors Report, dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Authentic Holdings, Inc.

Date: November 22, 2024	By:	/s/ Chris Giordano
	Name:	Chris Giordano
	Title:	President

4